                                                                Exhibit 99.1


            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                          COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                          INDEPENDENT AUDITORS' REPORT




Flagship Services Group, Inc.
  and Partnership Affiliates

We have audited the accompanying combined balance sheets of Flagship Services Group, Inc. and Partnership Affiliates (Group) as of December 31, 2004 and 2003 and the related combined statements of income, changes in stockholders' equity and partners' capital (deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Flagship Services Group, Inc. and Partnership Affiliates as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Malin, Bergqist & Company, LLP


Pittsburgh, Pennsylvania
September 29, 2005

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                     ASSETS

                                                             2004                2003
                                                          ----------          ----------
Current Assets

Cash, Note 2                                              $  348,771          $  532,035
Contracts receivable, net of allowance, Note 2             5,199,208           1,862,411
Cost and estimated earnings in excess of billing
     on uncompleted contracts, Notes 2 and 3               1,429,372             118,370
Prepaid expenses                                              56,068              85,710
                                                          ----------          ----------

         TOTAL CURRENT ASSETS                              7,033,419           2,598,526
                                                          ----------          ----------

Property and Equipment, Note 2

Office furniture and equipment                               182,119             177,667
Vehicles                                                     139,144             124,231
Construction equipment                                         7,339               7,339
                                                          ----------          ----------

         TOTAL PROPERTY AND EQUIPMENT                        328,602             309,237

Less accumulated depreciation                                222,483             195,720
                                                          ----------          ----------

         NET PROPERTY AND EQUIPMENT                          106,119             113,517
                                                          ----------          ----------

Other Assets                                                   1,179               8,984
                                                          ----------          ----------

         TOTAL ASSETS                                     $7,140,717          $2,721,027
                                                          ==========          ==========



                             See accompanying notes

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                   LIABILITIES

                                                                                2004                  2003
                                                                             -----------           -----------
Current Liabilities

Revolving lines of credit, Note 6                                            $   692,150           $ 1,212,000
Notes payable, Note 6                                                            759,804                46,351
Accounts payable - trade, Note 2                                               3,089,230               822,198
Accounts payable - related party, Note 2                                         113,280               113,280
Accrued expenses, Note 5                                                       1,091,191               757,841
Billings in excess of costs and estimated
     earnings on uncompleted contracts, Notes 2 and 3                          1,746,359               889,452
                                                                             -----------           -----------

         TOTAL CURRENT LIABILITIES                                             7,492,014             3,841,122
                                                                             -----------           -----------


Commitments and Contingencies, Notes 10 and 13



              STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL (DEFICIT)

Common Stock, No Par Value, 100,000 Shares Authorized,
     1,000 Shares Issued and Outstanding                                           1,000                 1,000
Partners' Deficit                                                               (168,613)             (854,464)
Accumulated Deficit                                                             (183,684)             (266,631)
                                                                             -----------           -----------


         TOTAL STOCKHOLDER'S EQUITY AND PARTNERS' CAPITAL (DEFICIT)             (351,297)           (1,120,095)
                                                                             -----------           -----------
         TOTAL LIABILITIES, STOCKHOLDERS' EQUITY
              AND PARTNERS' CAPITAL (DEFICIT)                                $ 7,140,717           $ 2,721,027
                                                                             ===========           ===========


                             See accompanying notes

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
                          COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                         2004                   2003
                                                                     ------------           ------------
Sales                                                                $ 19,285,533           $ 13,431,253

Cost of sales                                                          15,123,604             10,497,226
                                                                     ------------           ------------

         GROSS PROFIT ON SALES                                          4,161,929              2,934,027
                                                                     ------------           ------------

Selling                                                                 2,163,876              2,106,539
General and administrative                                                592,704                921,298
                                                                     ------------           ------------

         TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             2,756,580              3,027,837
                                                                     ------------           ------------

         OPERATING INCOME (LOSS)                                        1,405,349                (93,810)
                                                                     ------------           ------------

Other Income (Expense)

Interest expense                                                          (77,831)              (110,190)
Interest income                                                             4,202                 17,655
Miscellaneous                                                             (13,651)                 7,001
                                                                     ------------           ------------

         NET OTHER INCOME (EXPENSE)                                       (87,280)               (85,534)
                                                                     ------------           ------------

         NET INCOME (LOSS), NOTE 8                                   $  1,318,069           $   (179,344)
                                                                     ============           ============


                             See accompanying notes

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         AND PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                            PARTNERS'
                                                          COMMON         ACCUMULATED         CAPITAL
                                                           STOCK           DEFICIT          (DEFICIT)           TOTAL
                                                        -----------      -----------       -----------       -----------
BALANCE AT DECEMBER 31, 2002, AS RESTATED, NOTE 11      $     1,000      $  (313,074)      $   140,678       $  (171,396)

Net income (loss)                                              --             46,443          (225,787)         (179,344)

Partners' distributions                                        --               --            (769,355)         (769,355)
                                                        -----------      -----------       -----------       -----------

BALANCE AT DECEMBER 31, 2003                                  1,000         (266,631)         (854,464)       (1,120,095)

Net income                                                     --             82,947         1,235,122         1,318,069

Partners' distributions                                        --               --            (549,271)         (549,271)
                                                        -----------      -----------       -----------       -----------

BALANCE AT DECEMBER 31, 2004                            $     1,000      $  (183,684)      $  (168,613)      $  (351,297)
                                                        ===========      ===========       ===========       ===========

                             See accompanying notes

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                  2004                  2003
                                                               -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                              $ 1,318,069           $  (179,344)
Adjustments to reconcile net income to net cash flows
         from operating activities:
              Depreciation                                          43,502                55,530
              Provision for doubtful accounts                      215,000                  --
              Loss on disposal of assets                            17,899                 1,904
              (Increase) decrease in:
                  Contracts receivable                          (3,551,797)              853,356
                  Cost and estimated earnings                   (1,311,002)               15,492
                  Prepaid expenses                                  29,642               (26,782)
              Increase (decrease) in:
                  Accounts payable - trade                       2,267,032              (140,394)
                  Billings in excess of cost                       856,907               (64,420)
                  Accrued expenses                                 333,350              (519,454)
                                                               -----------           -----------

         NET CASH PROVIDED BY (USED IN)
              OPERATING ACTIVITIES                                 218,602                (4,112)
                                                               -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and equipment                            (84,003)              (37,094)
     Proceeds from sale of assets                                   30,000                  --
     Other                                                           7,805                (8,984)
                                                               -----------           -----------

         NET CASH USED IN INVESTING ACTIVITIES                     (46,198)              (46,078)
                                                               -----------           -----------

                                   (Continued)

                             See accompanying notes

             FLAGSHIP SERVICES GROUP INC. AND PARTNERSHIP AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                   (Continued)

                                                                  2004                  2003
                                                               -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Partner distributions                                        (549,271)             (769,355)
     Proceeds form term note                                     1,307,000                  --
     Payments on term note                                        (600,000)                 --
     Net payments on revolving lines of credit                    (519,850)             (466,400)
     Proceeds from notes payable                                    94,175                46,351
     Payments on notes payable                                     (87,722)              (31,262)
                                                               -----------           -----------

                           NET CASH USED IN FINANCING
                               ACTIVITIES                         (355,668)           (1,220,666)
                                                               -----------           -----------

                           NET DECREASE IN CASH                   (183,264)           (1,270,856)

Cash Balance, Beginning of Year                                    532,035             1,802,891
                                                               -----------           -----------

Cash Balance, End of Year                                      $   348,771           $   532,035
                                                               ===========           ===========

                            SUPPLEMENTAL DISCLOSURES

ACCOUNTS POLICIES
For purposes of this statement, cash consists of cash on hand, money market accounts and demand deposits at commercial banks.

INTEREST PAID
During 2004 and 2003, interest paid was $77,831 and $110,190, respectively.

INCOME TAXES PAID
No income taxes were paid during 2004 and 2003.  See Note 8.



                             See accompanying notes

                          NOTES TO FINANCIAL STATEMENTS

(1)      ENTITY

         Flagship Services Group (the Group) is composed of the following companies: Flagship Services Group, Inc. (a limited liability company), Flagship Reconstruction Associates Residential, Ltd. (a partnership), Flagship Reconstruction Associates Commercial. Ltd. (a partnership), Flagship Reconstruction Associates Houston, Ltd. (a partnership), Flagship Reconstruction Partners, Ltd. (a partnership), and Flagship Reconstruction Associates America, Ltd. (a partnership) (the Companies). The Companies perform residential and commercial reconstruction work under primarily fixed-price contracts throughout the United States.

(2)      SIGNIFICANT ACCOUNTING POLICIES

(A)      PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of the limited liability company and all limited partnerships within the Group. Flagship Services Group, Inc., a limited liability company, is the general partner and holds a 1% interest in each associated limited partnership. The shareholders of Flagship Services Group, Inc. hold the remaining interest in each limited partnership. All material related party balances and transactions have been eliminated in combination.

(B)      USE OF ESTIMATES

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist at the date of the financial statements, and reported revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in computing profit percentages under the percentages-of-completion contract accounting method and the allowance for doubtful accounts. Actual results could differ from those estimates.

(C)      REVENUE RECOGNITION

         Revenues from construction contracts are recognized on the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Percentage of completion for construction contracts is measured principally by the percentage of costs incurred and accrued to date for each contract to the estimated total costs for each contract at completion. The Group generally considers contracts to be substantially complete upon departure from the work site and acceptance by the customer.

                          NOTES TO FINANCIAL STATEMENTS

(C)      REVENUE RECOGNITION (CONTINUED)

         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Changes in job performance, job condition, estimated contract costs and profitability, and final contract settlements may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Provisions for total estimated losses on uncompleted projects are made in the period in which such losses are determined.

         The current asset "cost and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed that management believes will be billed and collected within the subsequent year. The current liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized that management believes will be realized within the subsequent year. The length of the Group's contracts varies, but it is typically within one year.

(D)      CASH AND CASH EQUIVALENTS

         The Companies consider all short-term investments with an original maturity of three months or less to be cash equivalents.

(E)      CONTRACTS RECEIVABLE

         Contracts receivable from performing construction contracts are based on contract prices. The company provides an allowance for doubtful accounts which is based upon a review of outstanding receivable, historical collection information, existing economic condition and estimated legal costs related to collection and disputes. An allowance of $350,000 and $135,000 has been provided related to contracts receivable at December 31, 2004 and 2003, respectively. In many cases, receivables are due from insurance companies which provide for delayed collection. Contract receivable collection may also be delayed due to contract disputes or unapproved change orders. Contract receivables, not including retainages, past due more than 90 days at December 31, 2004 and 2003 were $648,531 and $14,312, respectively. Included in contract receivables is retainage on completed and uncompleted contracts of $760,780 and $194,757 at December 31, 2004 and 2003,
         respectively.

                          NOTES TO FINANCIAL STATEMENTS

(F)      PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. These assets are depreciated over their estimated useful lives on a straight-line basis. Maintenance, repairs, minor improvements and replacements are expensed as incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the combined statements of income. The recovery periods of the asset classes are as follows:

                  Office furniture and equipments         3-7 years
                  Vehicles                                  5 years
                  Construction Equipment                    5 years

         Depreciation expense was $43,502 and $55,530 in 2004 and 2003, respectively. There is no depreciation expense included in direct job costs.

(G)      ACCOUNTS PAYABLE

         Accounts payable includes retainage due to subcontractors totaling $534,624 and $101,137 at December 31, 2004 and 2003, respectively.
         These amounts have been retained pending completion and customer acceptance of jobs.

(H)      COMMISSIONS PAYABLE

         Commissions are estimated based on the gross profit of each project, and accrued monthly based on the percentage of project completion. Commissions are paid upon completion of the project and the customer's acceptance and payment for the project.

(I)      ADVERTISING COSTS

         Advertising costs are generally charged to operations in the year incurred. Advertising expense was $56,711 and $61,709 in 2004 and 2003, respectively.

(J)      CONCENTRATION OF CREDIT RISK

         The Companies provide construction services to a diversified group of customers, located primarily in the Southern and Southeastern United States.

         At December 31, 2004 and 2003, there were cash balances with banks in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                          NOTES TO FINANCIAL STATEMENTS

(K)      RECENTLY ISSUED ACCOUNTING STANDARDS

         The FASB recently issued EITF 04-05, Accounting for investments in limited partnerships when the investor is the sole general partner and the limited partners have certain rights. EITF 04-05 provides guidance for assessing when a general partner, or the general partners as a group, controls, and therefore should consolidate, a limited partnership or similar entity when the limited partners have certain rights. Effective for general partners of all new limited partnerships formed, and for existing limited partnerships for which the partnership agreements are modified, after June 29, 2005. Effective for general partners in all other limited partnerships, for the first reporting period in fiscal years beginning after December 15, 2005.

         Management is currently evaluating the effect, if any, that this pronouncement will have on the Group.

(3)      UNCOMPLETED CONTRACTS

         Costs and estimated profits on uncompleted contracts were as follows at December 31:

                                                           2004                     2003
                                                           ----                     ----
         Costs and estimated profits                   $ 14,554,245              $ 4,458,344
         Billings on uncompleted contracts              (14,871,232)              (5,229,426)
                                                       ------------              -----------

                                                       $   (316,987)             $  (771,082)
                                                       ============              ===========

         Included in the accompanying combined balance sheets under the following captions:

                                                           2004                     2003
                                                           ----                     ----
         Costs and estimated earnings in excess
         of billings on uncompleted contracts          $  1,429,372              $   118,370


         Billings in excess of costs and estimated
          earnings on uncompleted contracts              (1,746,359)                (889,452)
                                                       ------------              -----------
                                                       $   (316,987)             $  (771,082)
                                                       ============              ===========

         A provision of $185,000 has been made for losses on contracts at December 31, 2004.

                          NOTES TO FINANCIAL STATEMENTS

(4)      BACKLOG

         The Company's backlog represents the amount of revenue the company expects to realize for work to be performed on uncompleted contracts in progress at year-end and from contractual agreements on which work has not begun.

         The reconciliation below summarizes backlog activity.

                                                           2004                     2003
                                                           ----                     ----
         Beginning of year                             $  2,284,012              $ 5,246,519
         New contracts awarded                           32,021,122               10,468,746
         Revenue recognized                             (19,165,553)             (13,431,253)
                                                       ------------              -----------

         End of Year                                   $ 15,139,581              $ 2,284,012
                                                       ============              ===========

         In addition, between January 1, 2005 and September 29, 2005, the Company entered into additional construction contracts with revenues of $8,674,871.

(5)      ACCRUED EXPENSES

         Accrued expenses were as follows at December 31:

                                                           2004                     2003
                                                           ----                     ----

         Commissions payable                           $    535,375              $   519,559
         Accrued bonuses                                    316,759                   72,103
         Accrued payroll                                    115,092                  133,179
         Accrued compensated absences                        27,000                   28,000
         Accrued profit sharing contribution                 83,684                        -
         Other accrued expenses                              13,281                    5,000
                                                       ------------              -----------

         Total                                         $  1,091,191              $   757,841
                                                       ============              ===========

                                               NOTES TO FINANCIAL STATEMENTS

(6)      DEBT

         Debt consists of the following at December 31:

                                                                                      2004               2003
                                                                                      ----               ----
        Term note, with interest due monthly at prime plus .5%, 5.75% at
        December 31, 2004; principal due on March 3, 2005;
        collateralized by partner personal assets.                               $    707,000      $        -

        Revolving line-of-credit note of $300,000, with interest due monthly at prime less .5%, 4.75% and 3.5% at December 31, 2004 and 2003, respectively; principal due on May 15, 2005; collateral includes accounts receivable, inventory and accounts at Wells Fargo Bank.
        Guaranteed by the partners.                                                   300,000          300,000

        Revolving line-of-credit note of $1,500,000, with interest due monthly at prime, 5.25% at December 31, 2004; principal due on May 15, 2005;
        collateral includes accounts receivable, inventory and accounts at Wells
        Fargo Bank. Guaranteed by the partners.                                       392,150               -

        Revolving line-of-credit note of $2,000,000, with interest due monthly at prime 4.0% at December 31, 2003, principal due on August 15, 2004;
        collateral includes accounts receivable, inventory and accounts at Wells
        Fargo Bank. Guaranteed by the partners. This line of credit
        arrangement was terminated in 2004.                                              -             912,000

        Note payable to finance companies, with interest rates of 5.75% and
        5.57%, at 2004 and 2003, respectively;
        collateralized by unearned insurance premiums.                                 52,804           46,351
                                                                                 ------------      -----------

                                                                                    1,451,954        1,258,351
        Less-current portion                                                       (1,451,954)      (1,258,351)
                                                                                 ------------      -----------

        Debt, net of current portion                                             $         -       $        -
                                                                                 ============      ===========

                          NOTES TO FINANCIAL STATEMENTS

         On March 24, 2005, the Group entered into agreement with Summit Bank for two revolving lines of credit and the lines of credit with Wells Fargo were terminated. The first line has $2,000,000 available. The interest rate is prime plus .5%. The second line has $1,000,000 available. The interest rate is prime plus 2.0%. Both lines mature May 1, 2006 and are collateralized by accounts receivable and inventory of the Group. The notes are guaranteed by the partners.

         As of December 31, 2004, the Group was in default of certain financial covenants with Wells Fargo. A waiver was not obtained. All obligations have been presented as current obligations.

(7)      PROFIT SHARING PLAN

         The Group has a 401(k) profit sharing plan (the Plan) which is offered to all employees with more than six months of service. Contributions under the Plan are discretionary and determined annually by the Companies' boards of directors. Included in accrued expenses at December 31, 2004 was a profit sharing contribution of $83,684. The Plan also provides for the Group to match 25% of employee contributions to the Plan, to a maximum of 6% of compensation. The Group contributed $60,356 and $57,283 to the Plan for the years ended December 31, 2004 and 2003, respectively.

(8)      INCOME TAXES AND DEFERRED TAXES

         The companies within the Group are organized as pass through entities with Flagship Services Group, Inc. incorporated as a limited liability corporation and the remaining companies as partnerships for federal income tax purposes. All items of revenue and expense are passed through to the owners and partners of the Companies. Accordingly, no provision for income taxes has been recorded in the financial statements.

         The following pro forma presentation of net income and income tax expense assumes a combined Federal and State statutory rate of 37.5%.


         For the year ended December 31,                   2004                     2003
                                                           ----                     ----
         INCOME BEFORE TAXES                            $1,318,069                 $(179,344)

         Income tax (expense) benefit                     (494,276)                   67,254
                                                        ----------                 ---------

         NET INCOME                                     $  823,793                 $(112,090)
                                                        ==========                 =========

         Temporary differences between financial statement and tax basis assets and liabilities relate to bad debt expense on financial statements not deductible for tax purposes.

                          NOTES TO FINANCIAL STATEMENTS

(9)      RELATED-PARTY TRANSACTIONS

         The Group leases its Arlington, Texas office and warehouse facilities from the majority shareholders of Flagship Services Group. See note 10.

(10)     COMMITMENTS

         The Group leased its office and certain other facilities under operating lease agreements, which expired at various times through December 2004.

         During 2004, the Group agreed to terms of a new lease with related party shareholders for a new facility which will house its office and certain other facilities. The lease contains a hold-over provision which will increase the monthly rent by 20% if the Group holds over without a new lease agreement after expiration of the lease. Future minimum rentals for operating leases having initial lease terms in excess of one year as of December 31, 2004 are summarized as follows:

                  Year ending December 31,

                           2005                               $ 93,417
                           2006                                160,144
                           2007                                162,446
                           2008                                166,393
                           2009                                168,037
                           2010                                 70,017
                                                              --------

                           Total                              $820,454
                                                              ========

         Rent expense was $98,737 and $112,150 for the years ended December 31, 2004 and 2003, respectively.

(11)     RESTATEMENT

         Partners' Capital and Accumulated Deficit at the beginning of the year ended December 31, 2003 have been reduced by $198,056 to correct errors primarily for liability accounts.

(12)     SUBSEQUENT EVENTS

         On August 25, 2005, PDG Environmental, Inc. acquired the business and certain assets of Flagship Services Group, Inc. PDG Environmental Inc. is a national specialty contractor which provides asbestos abatement, mold remediation, disaster restoration, demolition and related services to commercial, industrial and governmental clients.

                          NOTES TO FINANCIAL STATEMENTS

(13)     LITIGATION

         The Group is currently involved in various litigation matters and has suits pending against customers for unpaid amounts due for services performed. In many of the matters the defendant has filed a counterclaim alleging the Group failed to perform work or perform satisfactory work. The suits are pending and are currently at varying stages. The Group has considered the status of these suits when estimating the allowance for doubtful accounts. Management of the Group also believes the potential for material loss from the counter claims is remote.

                          FLAGSHIP SERVICES GROUP, INC.
                           AND PARTNERSHIP AFFILIATES

                                Arlington, Texas

                          Combined Financial Statements

                             June 30, 2005 and 2004

               (PICKENS SNODGRASS KOCH & COMPANY, P.C. LOGO)
                                   CERTIFIED PUBLIC ACCOUNTANTS

Flagship Services Group, Inc. and Partnership Affiliates
1200 Grambrel Rd., Suite 100
Arlington, TX 76014

We have compiled the accompanying combined balance sheets of Flagship Services Group, Inc., an S-corporation, and Partnership Affiliates as of June 30, 2005 and 2004, and the related combined statements of income, combined statement of changes in stockholders' equity and partners' capital (deficit), and combined statements of cash flows for the six months ended June 30, 2005 and 2004, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


                                    /s/ PICKENS, SNODGRASS, KOCH & COMPANY, P.C.


November 4, 2005



         3001 Medlin Drive / Suite 100 * Arlington, Texas 76015-2332 *
                        817-664-3000 * Fax 817-664-3001
                                 www.pskcpa.com

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                             COMBINED BALANCE SHEETS
                             JUNE 30, 2005 AND 2004

                                     ASSETS

                                                                   2005             2004
                                                                -----------      -----------
Current Assets

      Cash, Note 2                                              $   861,938      $   117,768
      Contracts receivable, net of allowance, Note 2              6,226,443        1,660,302
      Costs and estimated earnings in excess of billings on
           uncompleted contracts, Notes 2 and 3                     258,172          889,036
      Prepaid expenses                                               80,229           11,274
                                                                -----------      -----------

         Total current assets                                     7,426,782        2,678,380
                                                                -----------      -----------

Property and Equipment, Note 2

      Furniture and equipment                                       221,429          185,005
      Vehicles                                                      109,144          124,231
                                                                -----------      -----------

         Total property and equipment                               330,573          309,236

      Less:  accumulated depreciation                              (243,799)        (222,269)
                                                                -----------      -----------

         Net property and equipment                                  86,774           86,967
                                                                -----------      -----------

Other Assets                                                          8,984           18,984
                                                                -----------      -----------

               TOTAL ASSETS                                     $ 7,522,540      $ 2,784,331
                                                                ===========      ===========


See accompanying notes

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                             COMBINED BALANCE SHEETS
                             JUNE 30, 2005 AND 2004

                                   LIABILITIES

                                                                    2005           2004
                                                                 ----------     ----------
Current Liabilities

      Revolving lines of credit, Note 6                          $1,700,000     $  976,960
      Accounts payable - trade, Note 2                            2,419,543      1,154,975

      Accounts payable - related party, Note 2                      113,280        463,280
      Accrued expenses, Note 5                                    1,285,420        474,636
      Billings in excess of costs and estimated earnings
        on uncompleted contracts, Notes 2 and 3                   1,698,164        348,500
                                                                 ----------     ----------

         Total current liabilities                                7,216,407      3,418,351
                                                                 ----------     ----------

      Commitments and Contingencies, Note 10


              STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL (DEFICIT)

Common stock, No Par Value, 100,000 Shares Authorized,
      1,000 Shares Issued and Outstanding                            1,000            1,000
 Accumulated Equity/Capital (Deficit)                              305,133         (635,020)
                                                               -----------      -----------

         Total Stockholders' Equity and Partners' Capital
         (Deficit)                                                 306,133         (634,020)
                                                               -----------      -----------
               TOTAL LIABILITIES, STOCKHOLDERS' EQUITY AND
                    PARTNERS' CAPITAL (DEFICIT)                $ 7,522,540      $ 2,784,331
                                                               ===========      ===========


See accompanying notes

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                          COMBINED STATEMENTS OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                                     2005              2004
                                                                 ------------      ------------
Sales                                                            $ 16,266,190      $  5,892,591

Cost of Sales                                                      12,753,141         4,523,520
                                                                 ------------      ------------

      Gross profit on sales                                         3,513,049         1,369,071
                                                                 ------------      ------------

Selling                                                               695,135           633,632
General and administrative                                            367,967           226,728
                                                                 ------------      ------------

      Total selling, general and administrative expenses            1,063,102           860,360
                                                                 ------------      ------------

      Operating income                                              2,449,947           508,711
                                                                 ------------      ------------

Other Income (Expense)
   Interest expense                                                   (44,483)          (28,293)
   Interest and dividend income                                         2,439             2,392
   Miscellaneous income                                                 1,108             3,265
                                                                 ------------      ------------

      Net other income (expense)                                      (40,937)          (22,636)
                                                                 ------------      ------------

      NET INCOME, NOTE 8                                         $  2,409,011      $    486,075
                                                                 ============      ============


See accompanying notes

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
              COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         AND PARTNERS CAPITAL (DEFICIT)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                             Common Stock                  Accumulated
                                    ------------------------------        Equity/Capital
                                       Shares             Amount            (Deficit)               Total
                                    -----------        -----------        --------------         -----------
Balance at December 31, 2003              1,000        $     1,000        $   (1,121,095)        $(1,120,095)

Net Income                                 --                 --                 486,075             486,075
                                    -----------        -----------        --------------         -----------

BALANCE AT JUNE 30, 2004                  1,000        $     1,000        $     (635,020)        $  (634,020)
                                    ===========        ===========        ==============         ===========


Balance at December 31, 2004              1,000        $     1,000        $     (352,297)        $  (351,297)

Net Income                                 --                 --               2,409,011           2,409,011

Partners' distributions                    --                 --              (1,751,581)         (1,751,581)
                                    -----------        -----------        --------------         -----------

BALANCE AT JUNE 30, 2005                  1,000        $     1,000        $      305,133         $   306,133
                                    ===========        ===========        ==============         ===========


See accompanying notes

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                           2005             2004
                                                       -----------      -----------
Cash Flows from Operating Activities
   Net Income                                          $ 2,409,011      $   486,075
   Adjustments to reconcile net income to net cash
   flows from operating activities:
       Depreciation                                         21,316           26,549
       (Increase) decrease in:
           Contracts receivable                         (1,027,235)         202,109
           Cost and estimated earnings                   1,171,200         (770,666)
           Prepaid expenses                                (24,161)          74,437
       Increase (decrease) in:
           Accounts payable - trade                       (669,687)         682,777
           Billings in excess of cost                      (48,195)        (540,952)
           Accrued expenses                                194,229         (283,205)
                                                       -----------      -----------

   Net Cash Cash Provided by (used in)
       Operating Activities                              2,026,478         (122,876)
                                                       -----------      -----------

Cash Flows from Investing Activities
   Net change in:
       Other assets                                         (7,805)         (10,000)
       Property and equipment                               (1,971)            --
                                                       -----------      -----------


   Net Cash Used in Investing Activities                    (9,776)         (10,000)
                                                       -----------      -----------

Cash Flows from Financing Activities
   Partners' distributions                              (1,751,581)            --
   Net change in:
       Revolving line of credit                            248,046         (281,391)
                                                       -----------      -----------


   Net Cash Used in Financing Activities                (1,503,535)        (281,391)
                                                       -----------      -----------

Net Increase (Decrease) in Cash                            513,167         (414,267)

Cash Balance, Beginning of Period                          348,771          532,035
                                                       -----------      -----------

CASH BALANCE, END OF PERIOD                            $   861,938      $   117,768
                                                       ===========      ===========


INTEREST PAID
-------------
For periods ended June 30, 2005 and 2004, interest paid was $44,483 and $28,293, respectively.


See accompanying notes

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

1 - ENTITY

         Flagship Services Group (the Group) is composed of the following companies. Flagship Services Group, Inc. (an "S" corporation), Flagship Reconstruction Associates Residential, Ltd. (a partnership), Flagship Reconstruction Associates Commercial, Ltd. (a partnership), Flagship Reconstruction Associates Houston, Ltd. (a partnership), Flagship Reconstruction Partners, Ltd. (a partnership), and Flagship Reconstruction Associates America, Ltd. (a partnership) (the Companies). The Companies perform residential and commercial reconstruction work under fixed-price contracts throughout the United States.

2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

         The combined financial statements include the accounts of the "S" corporation and all limited partnerships within the Group. Flagship Services Group, Inc., an "S" corporation, is the general partner and holds a 1% interest in each associated limited partnership. The shareholders of Flagship Services Group, Inc. hold the remaining interest in each limited partnership. All material related party balances and transactions have been eliminated in combination.

Use of Estimates

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities known to exist at the date of the financial statements, and reported revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those assumed in computing profit percentages under the percentages-of-completion revenue recognition method and the allowance for doubtful accounts. Actual results could differ from those estimates.

Revenue Recognition

         Revenues from construction contracts are recognized on the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Percentage of completion for construction contracts is measured principally by the percentage of costs incurred and accrued to date for each contract to the estimated total costs for each contract at completion. The Group generally considers contracts to be substantially complete upon departure from the work site and acceptance by the customer.

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Changes in job performance, job condition, estimated contract costs and profitability, and final contract settlements may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Provisions for total estimated losses on uncompleted projects are made in the period in which such losses are determined.

         The current asset "cost and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed that management believes will be billed and collected within the subsequent year. The current liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized that management believes will be realized within the subsequent year. The length of the Groups' contracts varies but it is typically one year.

Cash and Cash Equivalents

         The Companies consider all short-term investments with an original maturity of three months or less to be cash equivalents. For the periods ended June 30, 2005 and 2004, cash consists of cash on hand, money market accounts, and demand deposits at commercial banks.

Contracts Receivable

         Contracts receivable from performing construction contracts are based on contract prices. The Companies provide an allowance for doubtful accounts which is based upon a review of outstanding receivable, historical collection information, existing economic condition and estimated legal costs related to collection and disputes. An allowance of $1,515,677 and $135,000 has been provided related to contracts receivable at June 30, 2005 and 2004, respectively. In many cases, receivables are due from insurance companies which provides for delayed collection. Contract receivable collection may also be delayed due to contract disputes or unapproved change orders. Contract receivables, not including retainages, past due more than 90 days at June 30, 2005 and 2004 were $2,266,306 and $241,771 respectively. Included in contract receivables is retainage on completed and uncompleted contracts of $1,101,980 and $104,707 at June 30, 2005 and 2004, respectively.

Property and Equipment

         Property and equipment are recorded at cost. All other assets are depreciated over their estimated useful lives on a straight-line basis. Maintenance, repairs, minor improvements and replacements are expensed as incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the combined statements of income. The recovery periods of the asset classes are as follows:

            Office furniture and equipments            3-7 years
            Vehicles                                     5 years
            Construction Equipment                       5 years

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

         Depreciation expense was $21,316 and $26,549 for the periods ended June 30, 2005 and 2004, respectively. There is no depreciation expense included in direct job costs.

Accounts Payable

         Accounts payable includes retainage due to subcontractors totaling $832,823 and $119,876 at June 30, 2005 and 2004, respectively. These amounts have been retained pending completion and customer acceptance of jobs.

Commissions Payable

         Commissions are estimated based on the gross profit of each project, and accrued monthly based on the percentage of project completion. Commissions are paid upon completion of the project and the customer's acceptance and payment for the project.

Advertising Costs

         Advertising costs are generally charged to operations in the year incurred. Advertising expense was $12,338 and $25,688 for the periods ended June 30, 2005 and 2004, respectively.

Concentration of Credit Risk

         The Companies provide construction services to a diversified group of customers, located primarily in the Southern and Southeastern United States.

         At June 30, 2005 and 2004, there were cash balances with banks in excess of Federal Deposit Insurance Corporation insured limits. The Companies have not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Recently Issued Accounting Standards

         The FASB recently issued EITF 04-05, Accounting for Investments in Limited Partnerships When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights. EITF 04-05 provides guidance for assessing when a general partner, or the general partners as a group, controls, and therefore should consolidate, a limited partnership or similar entity when the limited partners have certain rights. Effective for general partners of all new limited partnerships formed, and for existing limited partnerships for which the partnership agreements are modified, after June 29, 2005. Effective for general partners in all other limited partnerships, for the first reporting period in fiscal years beginning after December 15, 2005.

         Management is currently evaluating the effect, if any, that this pronouncement will have on the Group.

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

3 - UNCOMPLETED CONTRACTS

         Costs and estimated profits on uncompleted contracts were as follows at June 30:

                                                            2005                  2004
                                                        ------------       ------------


Costs and estimated profits                             $ 21,029,184       $  3,739,966
Billings on uncompleted contracts                        (22,469,176)        (4,280,502)
                                                        ------------       ------------

                                                        $ (1,439,992)      $   (540,536)
                                                        ============       ============

         Included in the accompanying combined balance sheets under the following captions:

                                                              2005               2004
                                                           -----------       -----------

Costs and estimated earnings in excess of billings on
     uncompleted contracts                                 $   258,172       $   889,036
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                  (1,698,164)         (348,500)
                                                           -----------       -----------

                                                           $(1,439,992)      $  (540,536)
                                                           ===========       ===========

         A provision of approximately $185,000 has been made for losses on contracts at June 30, 2005.

4 - BACKLOG

         The Companies backlog represents the amount of revenue the Companies expect to realize for work to be performed on uncompleted contracts in progress at year-end and from contractual agreements on which work has not begun.

         The reconciliation below summarizes backlog activity.

                                                               2005               2004
                                                           ------------       ------------

Beginning of year                                          $ 15,139,581       $  2,284,012
New contracts awarded                                        12,293,826          5,314,308
Revenue recognized                                          (18,545,386)        (4,140,042)
                                                           ------------       ------------

June 30                                                    $  8,888,021       $  3,458,278
                                                           ============       ============

         In addition, between January 1, 2005 and October 17, 2005, the Companies entered into additional construction contracts with revenues of $8,674,871.

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

5 - ACCRUED EXPENSES

         Accrued expenses were as follows at June 30:

                                                             2005             2004
                                                          -----------      -----------

Commissions payable                                       $   631,202      $   261,139
Accrued bonuses                                               201,153          133,123
Accrued payroll                                                95,872           58,474
Accrued insurance                                             168,509               --
Accrued profit sharing contribution                            83,684               --
Other accrued expenses                                        105,000           21,900
                                                          -----------      -----------

Total                                                     $ 1,285,420      $   474,636
                                                          ===========      ===========

6 - DEBT

         Debt consists of the following at June 30:

                                                              2005              2004
                                                          -----------       -----------

Revolving line-of-credit note of $300,000, with
interest due monthly at prime less .5%, 4.75% and
3.5% at December 31, 2004 and 2003, respectively;
principal due on May 15, 2005; collateral includes
accounts receivable, inventory and accounts at Wells
Fargo Bank. Guaranteed by the partners.                   $        --       $   300,000

Revolving line-of-credit note of $2,000,000, with
interest due monthly at prime, 5.25% at December
31, 2004; principal due on May 15, 2005; collateral
includes accounts receivable, inventory and accounts
at Wells Fargo Bank. Guaranteed by the partners.            1,700,000           676,960
                                                          -----------       -----------

                                                            1,700,000           976,960
Less-current portion                                       (1,700,000)         (976,960)
                                                          -----------       -----------

Debt, net of current portion                              $        --       $        --
                                                          ===========       ===========

         On March 24, 2005, the Group entered into an agreement with Summit Bank for two revolving lines of credit and the lines of credit with Wells Fargo were terminated. The first line has $2,000,000 available. The interest rate is prime plus .5%. The second line has $1,000,000 available. The interest rate is prime less 2.0%. Both lines mature May 1, 2006 and are collateralized by accounts receivable and inventory of the Group. The notes are guaranteed by the partners.

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

7 - PROFIT SHARING PLAN

         The Group has a 401(k) profit sharing plan (the Plan) which is offered to all employees with more than six months of service. Contributions under the Plan are discretionary and determined annually by the Companies' boards of directors. The Plan also provides for the Group to match 25% of employee contributions to the Plan, to a maximum of 6% of compensation. The Group did not contribute to the plan for the six months ending June 30, 2005 and 2004.

8 - INCOME TAXES AND DEFERRED TAXES

         The companies within the Group are organized as pass through entities with Flagship Services Group, Inc. incorporated as an "S" corporation and the remaining companies as partnerships for federal income tax purposes.

         All items of revenue and expense are passed through to the owners of the Companies. Accordingly, no provision for income taxes has been recorded in the financial statements.

         The following pro forma presentation of net income and income tax expense assumes a combined Federal and State statutory rate of 37.5%.



             For the six months ended June 30,          2005              2004
                                                    -----------       -----------

             Income before taxes                    $ 2,409,011       $   486,075

             Income tax (expense)                      (903,379)         (182,278)
                                                    -----------       -----------

         NET INCOME                                 $ 1,505,632       $   303,797
                                                    ===========       ===========

         There are no significant temporary differences between financial statement and tax basis assets and liabilities.

9 - RELATED-PARTY TRANSACTIONS

         The Group leases its Arlington, Texas office and warehouse facilities from the majority shareholders of Flagship Services Group. See note 10.

            FLAGSHIP SERVICES GROUP, INC. AND PARTNERSHIP AFFILIATES
                     Notes to Combined Financial Statements
                             June 30, 2005 and 2004

10 - COMMITMENTS AND CONTINGENCIES

Operating Leases

         The Group leased its office and certain other facilities under operating lease agreements, which expired at various times through December 2004.

         During 2004, the Group agreed to terms of a new lease with related party shareholders for a new facility which will house its office and certain other facilities. The lease contains a hold-over provision which will increase the monthly rent by 20% if the Group holds over without a new lease agreement after expiration of the lease. Future minimum rentals for operating leases having initial lease terms in excess of one year as of December 31, 2004 are summarized as follows:


 Year ending December 31,

                   2005                               $   93,417
                   2006                                  160,144
                   2007                                  162,446
                   2008                                  166,393
                   2009                                  168,037
                   2010                                   70,017
                                                      ----------

                   Total                              $  820,454
                                                      ==========

         Rent expense was $76,018 and $50,106 for the six months ended June 30, 2005 and 2004, respectively.

11 - RESTATEMENT

         Partners' Capital and Accumulated Deficit at the beginning of the year ended December 31, 2003 have been reduced by $198,056 to correct errors primarily for liability accounts.

12 - SUBSEQUENT EVENTS

         On August 25, 2005, PDG Environmental, Inc. acquired the business and certain assets of Flagship Services Group, Inc. PDG Environmental, Inc. is a national specialty contractor which provides asbestos abatement, mold remediation, disaster restoration, demolition and related services to commercial, industrial and governmental clients.

13 - LITIGATION

         The Group is currently involved in various litigation matters and has suits pending against customers for unpaid amounts due for services performed. In many of the matters the defendant has filed a counterclaim alleging the Group failed to perform work or perform satisfactory work. The suits are pending and are currently at varying stages. The Group has considered the status of these suits when estimating the allowance for doubtful accounts. Management of the Group also believes the potential for material loss from the counterclaims is remote.